UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 26, 1998


                          GROW BIZ INTERNATIONAL, INC.
                          ----------------------------
                 (Exact Name of Issuer as Specified in Charter)


               Minnesota                  0-22012            41-1622691
               ---------                  -------            ----------
  (State or Other Jurisdiction or     (Commission File    (I.R.S. Employer
  Incorporation or Organization)          Number)       Identification Number)


                4200 Dahlberg Drive, Golden Valley, MN 55422-4837
                -------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (612) 520-8500
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 2.           Acquisition or Disposition of Assets

On June 26, 1998, Grow Biz International, Inc. (the Company) completed the sale of the assets, primarily intangibles, and franchising rights of its Disc Go Round concept to CD Warehouse, Inc. (CD Warehouse) for $7.0 million cash plus the assumption of approximately $400,000 in liabilities.

The consideration received by the Company was determined by negotiations between and among the representatives of the Company and CD Warehouse. Prior to the sale, no material relationship existed between CD Warehouse and the Company or any of its affiliates, any director or officer of the Company or any associate of any such director or officer.


ITEM 7.  Financial Statements and Exhibits

Financial statements
         None

Exhibits
         10.1     Asset Purchase Agreement, dated June 16, 1998

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               GROW BIZ INTERNATIONAL, INC.



    Date:  July 9, 1998        By:    /s/  Ronald G. Olson
                                      ----------------------
                                           Ronald G. Olson
                                           President and Chief Executive Officer



    Date:  July 9, 1998        By:   /s/   David J. Osdoba, Jr.
                                     --------------------------
                                           David J. Osdoba, Jr.
                                           Vice President of Finance and
                                           Chief Financial Officer

                                                                    EXHIBIT 10.1









                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN

                               CD WAREHOUSE, INC.

                                       AND

                          GROW BIZ INTERNATIONAL, INC.






                            DATED AS OF JUNE 16, 1998

                                TABLE OF CONTENTS





ARTICLE I - TERMS OF PURCHASE AND SALE.........................................1

   1.1   PURCHASE AND SALE OF ASSETS...........................................1
      (a)   Inventory..........................................................1
      (b)   Receivables........................................................1
      (c)   Contracts..........................................................1
      (d)   Trademarks; Copyrights.............................................2
      (e)   Records............................................................2
      (f)   Software...........................................................2
      (g)   Other Intangible Property..........................................2
      (h)   Registrations......................................................3
      (i)   Other Assets.......................................................3
   1.2   TREATMENT OF CERTAIN OBLIGATIONS......................................3
   1.3   TRANSFER AND CONVEYANCE...............................................3

ARTICLE II - PURCHASE PRICE....................................................4

   2.1   PURCHASE PRICE........................................................4
   2.2   ALLOCATION OF PURCHASE PRICE..........................................4
   2.3   CASH PAYABLE AT CLOSING...............................................4
   2.4   PRORATION/COSTS.......................................................4

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER.........................4

   3.1   DUE ORGANIZATION AND QUALIFICATION....................................4
   3.2   TITLE.................................................................5
   3.3   INVENTORY.............................................................5
   3.4   PHYSICAL PROPERTIES...................................................5
   3.5   INTELLECTUAL PROPERTY RIGHTS..........................................5
   3.6   COMPLIANCE WITH LAWS..................................................5
   3.7   CONTRACTS.............................................................6
   3.8   CONTRACT DEFAULTS.....................................................6
   3.9   LITIGATION............................................................6
   3.10  CORPORATE POWER AND AUTHORITY.........................................7
   3.11  COLLECTIVE BARGAINING.................................................7
   3.12  EMPLOYEE BENEFITS.....................................................7
   3.13  TRUE, CORRECT AND COMPLETE INFORMATION................................7
   3.14  AVAILABILITY OF DOCUMENTS.............................................8
   3.15  CONSENTS..............................................................8
   3.16  FINANCIAL CONDITION AND RESULT OF OPERATIONS..........................8
   3.17  INSURANCE.............................................................8
   3.18  TAXES.................................................................8
   3.19  ABSENCE OF CERTAIN CHANGES OR EVENTS..................................8
   3.20  BROKER'S AND FINDER'S FEES............................................9
   3.21  RECEIVABLES...........................................................9
   3.22  ORDERS................................................................9
   3.23  LEASES AND CORPORATE STORE CONTRACTS..................................9

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER...........................9

   4.1   DUE ORGANIZATION AND QUALIFICATION....................................9
   4.2   CORPORATE POWER AND AUTHORITY.........................................9
   4.3   CONSENTS.............................................................10
   4.4   LITIGATION...........................................................10
   4.5   COMPLIANCE WITH LAWS.................................................10
   4.5   COMPLIANCE WITH LAWS.................................................10
   4.6   FINANCIAL CAPABILITY.................................................10

ARTICLE V - COVENANTS OF SELLER...............................................11

   5.1   AFFIRMATIVE COVENANTS................................................11
   5.2   NEGATIVE COVENANTS...................................................11
   5.3   ACCESS TO PROPERTIES AND RECORDS.....................................11
   5.4   APPROVALS OF THIRD PARTIES...........................................12
   5.5   NOTICES..............................................................12
   5.6   ACCESS TO BOOKS AND RECORDS AFTER THE CLOSING DATE...................12
   5.7   COVENANT NOT TO COMPETE..............................................13

ARTICLE VI - COVENANTS OF BUYER...............................................14

   6.1   FURNISHING OF INFORMATION............................................14
   6.2   APPROVALS OF THIRD PARTIES...........................................14
   6.3   BUYER'S BEST EFFORTS.................................................14
   6.4   RETENTION OF RECORDS.................................................14
   6.5   COVENANT NOT TO COMPETE..............................................14

ARTICLE VII - COVENANTS OF BUYER..............................................15

   7.1   REPRESENTATIONS AND WARRANTIES OF SELLER.............................15
   7.2   COVENANTS OF SELLER..................................................15
   7.3   AUDITED AND UNAUDITED FINANCIAL STATEMENTS FOR DISC GO ROUND BUSINESS15
   7.4   CERTIFICATE OF SELLER................................................15
   7.5   NO CASUALTY LOSSES...................................................15
   7.6   CERTIFICATE OF AUTHORITIES...........................................15
   7.7   LITIGATION...........................................................15
   7.8   LEGAL MATTERS........................................................16
   7.9   OPINION OF SELLER'S COUNSEL..........................................16
   7.10  NO MATERIAL ADVERSE CHANGES..........................................16
   7.11  CONSENTS.............................................................16
   7.12  FURTHER ASSURANCES...................................................16

ARTICLE VIII - CONDITIONS TO OBLIGATIONS OF SELLER............................17

   8.1   REPRESENTATIONS AND WARRANTIES OF BUYER..............................17
   8.2   COVENANTS OF BUYER...................................................17
   8.3   BUYER'S CERTIFICATE..................................................17
   8.4   CERTIFICATES OF AUTHORITIES..........................................17
   8.5   OPINION OF COUNSEL TO BUYER..........................................17

ARTICLE IX - DATE AND PLACE OF CLOSING........................................18

   9.1   DATE AND PLACE OF CLOSING............................................18

ARTICLE X - CLOSING...........................................................18

   10.1  SELLER'S AND BUYER'S PERFORMANCE.....................................18
      (a)   Conveyances.......................................................18
      (b)   Records...........................................................18
      (c)   Certificates......................................................18
      (d)   Revised Inventory, Payables and Receivables.......................18
      (e)   Other Actions.....................................................18
      (f)   Certificates of Authorities.......................................18
      (g)   Opinion of Seller's Counsel.......................................18
      (h)   Consents..........................................................19
      (i)   Subsidiary Documents..............................................19
      (j)   Mutual Release....................................................19
   10.2  BUYER'S PERFORMANCE..................................................19
      (a)   Purchase Price....................................................19
      (b)   Assignment and Assumption Agreement...............................19
      (c)   Opinion of Buyer's Counsel........................................19
      (d)   Certificates......................................................19
      (e)   Mutual Release....................................................19
   10.3  EXPENSES; OTHER INSTRUMENTS..........................................19
      (a)   Further Action by Seller..........................................19
      (b)   Further Action by Buyer...........................................19

ARTICLE XI - SURVIVAL AND INDEMNIFICATION.....................................20

   11.1  SURVIVAL.............................................................20
   11.2  BUYER'S LOSSES.......................................................20
   11.3  EMPLOYEE COMPENSATION AND BENEFITS...................................20
   11.4  FRANCHISE CLAIMS AGAINST BUYER.......................................20
   11.5  LIMITATIONS..........................................................20
   11.6  SELLER'S LOSSES......................................................21
   11.7  FRANCHISE CLAIMS AGAINST SELLER......................................21
   11.8  NOTICE OF LOSS.......................................................22
   11.9  RIGHT TO DEFEND......................................................22
   11.10 REQUEST TO ALLOCATE RESPONSIBILITY...................................22
   11.11 FRANCHISE CLAIMS AGAINST BOTH SELLER AND BUYER.......................23

ARTICLE XII - POST-CLOSING COVENANTS..........................................23

   12.1  TRANSITION PERIOD....................................................23
   12.2  INSURANCE POLICIES...................................................23
   12.3  AUDITED AND UNAUDITED FINANCIAL STATEMENTS FOR DISC GO ROUND BUSINESS23
   12.4  NON-SOLICITATION.....................................................23

ARTICLE XIII - TERMINATION....................................................24

   13.1  TERMINATION..........................................................24
   13.2  NO FURTHER FORCE OR EFFECT...........................................24

ARTICLE XIV - MISCELLANEOUS...................................................24

   14.1  EXPENSES.............................................................24
   14.2  ENTIRE AGREEMENT.....................................................24
   14.3  SUCCESSORS AND ASSIGNS...............................................24
   14.4  IDENTICAL COUNTERPARTS...............................................25
   14.5  HEADINGS.............................................................25
   14.6  USE OF CERTAIN TERMS.................................................25
   14.7  MODIFICATION AND WAIVER..............................................25
   14.8  OTHER REMEDIES.......................................................25
   14.9  NOTICES..............................................................25
   14.10 GOVERNING LAW........................................................26
   14.11 NO AGENT'S FEES......................................................26
   14.12 BINDING ARBITRATION..................................................27

LIST OF SCHEDULES AND EXHIBITS................................................28

                            ASSET PURCHASE AGREEMENT



         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 16th day of June, 1998, by and between CD WAREHOUSE, INC., a Delaware corporation with its principal office located at 1204 Sovereign Row, Oklahoma City, Oklahoma 73108 ("Buyer"), and GROW BIZ INTERNATIONAL, INC., a Minnesota corporation with its principal office located at 4200 Dahlberg Drive, Minneapolis, Minnesota 55422-4837 ("Seller").

         WHEREAS, Seller is engaged, among other activities, in the business of:
(a) franchising retail stores (the "Disc Go Round Franchises") which buy, sell and trade new and used audio compact discs, (b) buying, selling and trading new and used audio compact discs on a retail basis through three (3) corporate or subsidiary-owned stores (the "Corporate Stores"), and (c) selling new and used audio compact discs to its Disc Go Round Franchises (collectively, the "Disc Go Round Business"); and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to buy from Seller, substantially all of the assets of the Disc Go Round Business.

         NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements and upon the terms and subject to the conditions hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I
                           TERMS OF PURCHASE AND SALE

         1.1 Purchase and Sale of Assets. Subject to and upon the terms and conditions contained herein, at the Closing (as defined in Section 9.1), Seller will sell, transfer, assign, convey and deliver to Buyer, and Buyer will purchase, accept and acquire from Seller, free and clear of all liens, claims against assets, security interests and encumbrances of any nature ("Encumbrances"), except for the security interests on the new compact discs inventory set forth on SCHEDULE 3.2, all of the following properties and assets (whether real or personal, tangible or intangible) of Seller primarily used in the Disc Go Round Business (collectively, the "Assets"):

         (a) Inventory. All of the Seller's inventory of new and used audio compact discs (the "Inventory");

         (b) Receivables. All of Seller's right, title and interest in and to all receivables as of the Closing Date (as defined in Section 9.1) due from the Disc Go Round Franchises, including, without limitation, accounts receivable, notes receivable, and warranty receivables (collectively, the "Receivables");

         (c) Contracts. All of Seller's right, title and interest in and to all (i) franchise agreements, (ii) franchise and area development agreements, (iii) mutual termination agreements relating to certain franchise agreements and (iv) computer software license agreements with franchisees for the software defined in subsection (f) below, insofar as such agreements relate to the Disc Go Round Franchises or the Disc Go Round Business, as listed on SCHEDULE 3.7 (collectively, the "Contracts");

         (d) Trademarks / Copyrights. All of Seller's right, title and interest in and to trademarks, patents, trade names, service marks, copyrights, processes, trade secrets, proprietary and technical information, know-how, other trade rights and other intangible assets, including without limitation those identified on SCHEDULE 3.5, together with all right to, and applications and licenses for, any of the foregoing, primarily utilized in Seller's Disc Go Round Business (the "Intellectual Property Rights"), with respect to which Seller agrees to execute separate assignments of the forgoing suitable for recording at the U.S. Patent and Trademark Office, the various Secretaries of State and the Canadian Trade-marks Office; provided, however, that Seller's right, title and interest in and to the "circling arrows" logo (the "Grow Biz Logo") utilized by Seller in the Disc Go Round Business and in Seller's other businesses is not being conveyed hereunder. Rather, Seller will at Closing grant to Buyer a limited license to utilize said logo (the "Limited License"). The license to utilize the Grow Biz Logo will extend for a period equal to the current and one renewal term for existing franchise agreements whose underlying stores are currently open and operating and one term for franchise agreements whose underlying stores have not yet opened, but in any event such Limited License shall not exceed ten (10) years, except as set forth in SCHEDULE 3.5.1. Regardless of the foregoing Limited License right being granted by Seller, the Buyer agrees to use its best efforts on a regularly recurring (semi-annual) basis to encourage the Disc Go Round Franchises to modify their signage and letterhead to replace the Grow Biz Logo with that of Buyer. If any Disc Go Round franchisees agree to use the CD Warehouse name or any other tradename or service mark of Buyer, Buyer shall make as a condition of any such agreement that such franchisee cease use of the Grow Biz Logo. The Limited License shall be in the form attached hereto as EXHIBIT A.


         (e) Records. All information of Seller with respect to the Disc Go Round Franchises and all of Seller's records (but excluding accounting, tax and corporate records) for the Disc Go Round Business, including, without limitation, customer lists, vendor lists, prospective franchisee lists, franchise files, and records concerning the same and sales literature and promotional materials together with all manuals, documents, records, files, computer tapes or discs, or other media on or in which the same may be evidenced or documented;

         (f) Software. All software programs, operating systems, source and object codes, computer printouts, data bases and related items created, originated or modified by Seller and primarily used in the Disc Go Round Business, including, but not limited to, the Disc Go Round point-of-sale software currently used by Seller in the operation of the Disc Go Round Business. It is understood that the Wintegrity software currently under development by Seller for use by franchisees of all of Seller's businesses is not included in the assets conveyed hereunder.

         (g) Other Intangible Property. All Disc Go Round Business goodwill and all of Seller's right title and interest in and to the Internet World Wide Web site and address known as http://www.dgr1.com/ (the "DGR Web Site"). The DGR Web Site shall be modified by Seller prior to Closing to remove any hyperlinks, metatags or textual reference to Seller or Seller's other franchise concepts.

         (h) Registrations. All registrations, approvals, licenses and permits of governmental authorities primarily obtained by Seller in connection with its operation of the Disc Go Round Business, including those set forth on SCHEDULE 3.6 hereto (the "Registrations"), to the extent assignable under applicable laws and regulations; and

         (i) Other Assets. All equipment and tangible personal property of the Corporate Stores, including, without limitation, furniture and leasehold improvements, rights under leases listed on
                  SCHEDULE 3.23 underlying the Corporate Stores ("Leases"), and rights under any other contracts listed on SCHEDULE 3.23 underlying the Corporate Stores ("Corporate Store Contracts"). It is understood that the Assets shall not include (i) any assets related to Seller's general corporate operations and
                  (ii) corporate-owned retail or franchised concepts of Seller other than the Disc Go Round Business, including the Play It Again Sports(R), Computer Renaissance(R), Once Upon A Child(R), Music Go Round(R), It's About Games(R) and Retool(TM) corporate-owned retail or franchised concepts; or
                  (iii) any of the rights of the Seller under this Agreement.

         1.2 Treatment of Certain Obligations. At Closing, Buyer will assume the Assumed Obligations (defined below) pursuant to an Assignment and Assumption Agreement acceptable to Buyer and Seller effective as of the Closing Date, the form of which is attached hereto as EXHIBIT C (the "Assignment and Assumption Agreement"). Buyer will not assume or have any responsibility, however, with respect to any other obligation or liability of the Seller not included within the Assumed Obligations. The term "Assumed Obligations" means all of Seller's obligations arising after the Closing Date under: the (i) Contracts listed on
SCHEDULE 3.7; (ii) Orders listed on SCHEDULE 3.22 and (iii) Leases and Corporate Store Contracts, provided, however, the Assumed Obligations shall not include any obligation for performance or obligation or liability of Seller for default or nonperformance under the Contracts, Leases, Corporate Store Contracts or Orders arising prior to the Closing Date. The term "Orders" means, with respect to the Disc Go Round Business, all of Seller's outstanding orders for inventory (i.e., inventory on order but not received or paid for) as of 12:01 a.m. on the day preceding the Closing Date.

         1.3 Transfer and Conveyance. Seller shall execute and deliver to Buyer at the Closing (i) a Bill of Sale (the "Bill of Sale"), (ii) an Assignment and Assumption Agreement, (iii) an Assignment of Intellectual Property Rights (the "Assignment of Intellectual Property Rights"), including, without limitation an assignment in a form complete and adequate for filing and assigning all of Seller's right, title and interest in the Intellectual Property Rights, in each case in substantially the forms attached hereto as EXHIBITS B, C AND D, respectively, and (iv) all such other assignments, endorsements and instruments of transfer as shall be necessary or appropriate to carry out the intent of this Agreement and as shall be sufficient to vest in Buyer title to all of the Assets and all right, title and interest of Seller thereto, including consents and releases of any security interests in the Assets.

                                   ARTICLE II
                                 PURCHASE PRICE

         2.1 Purchase Price. The purchase price (the "Purchase Price") for the Assets shall be Seven Million Dollars ($7,000,000) cash, plus assumption of the "Assumed Obligations," subject to adjustments pursuant to Section 2.4 of this Agreement.

         2.2 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets as set forth on SCHEDULE 2.2, which Schedule shall consist of IRS Form 8594 only.

         2.3 Cash Payable at Closing. At the Closing, Buyer shall deliver a cashier's check to Seller or make payment by wire transfer, as designated by Seller, in an amount equal to the Purchase Price.

         2.4 Proration/Costs Buyer and Seller agree to the following prorations and allocation of costs in connection with this Agreement and the transactions contemplated hereby:

         (a) Seller's rights in and to security deposits by Seller with lessors pursuant to Leases assumed by Buyer shall be transferred to Buyer at the closing.

         (b) All other operating costs of the Assets, such as, but not limited to, utilities and payments pursuant to Leases and Contracts, shall be allocated between Seller and Buyer based upon the Closing Date, as of the close of business on said Date, such that Seller shall pay that portion of the operating costs pertaining to that period of time up to and including the Closing Date, and Buyer shall pay that portion of the operating costs from and after the Closing Date. In the event certain costs cannot be determined until after Closing, such as additional charges for taxes and rent under percentage rent clauses in Leases, final adjustments shall be made when and as said amounts are finally determined.

         (c) Transfer taxes imposed, if any, shall be split equally between Buyer and Seller. Recording fees, if any, shall be paid by Buyer.

         (d) Buyer shall pay any lease transfer charges imposed by landlords pursuant to the Leases and any DGR Web Site transfer charges.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrant as follows:

         3.1 Due Organization and Qualification. Seller is a Minnesota corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite corporate power and corporate authority to own or lease its properties and to carry on its business as it is presently being operated and in the places where such properties are owned or leased and such business is conducted.

         3.2 Title. Seller or its wholly owned subsidiary has, and upon conveyance of the Assets to Buyer by Seller at the Closing, Buyer will acquire and hold, good and marketable title in fee simple to all Assets, free and clear of any and all Encumbrances, except as set forth on SCHEDULE 3.2.

         3.3 Inventory. Set forth on SCHEDULE 3.3 is a description of all the Inventory, which consists of items held in the ordinary course of the business of Seller, which items are being acquired where is, as is, without warranty from Seller.

         3.4 Physical Properties. Set forth on SCHEDULE 3.4 is a description of all physical properties, real, personal or mixed, owned and to be conveyed by Seller and included among the Assets. Seller enjoys peaceable possession of all properties included in the Assets owned or leased by it. No real property owned by Seller is included in the Assets.

         3.5 Intellectual Property Rights. Set forth on SCHEDULE 3.5 is a list of all Intellectual Property Rights, which Intellectual Property Rights comprise all such rights primarily utilized by Seller in connection with the operation of the Disc Go Round Business (other than the Grow Biz Logo). The service mark "Disc Go Round" (the "DGR Service Mark") does not infringe, involve or has resulted in (i) infringement of, or (ii) any claim of infringement of, any patent or patent application, trade name, trademark or service mark registration or application, common law trademark, copyright or copyright registration or application of any other person, firm or corporation and no proceedings have been instituted, are pending, or threatened, which challenge the rights of Seller in respect thereof. Except as disclosed on SCHEDULE 3.5, none of the products, activities or operations of the Disc Go Round Business (other than the DGR Service Mark addressed above) infringe, involve or have resulted in (i) infringement of, or (ii) any claim of infringement of, any patent or patent application, trade name, trademark or service mark registration or application, common law trademark or trade dress right, copyright or copyright registration or application of any other person, firm or corporation where such infringement or claim of infringement would have a material adverse affect on the Disc Go Round Business. Except as disclosed on SCHEDULE 3.5, to Seller's knowledge, none of the Intellectual Property Rights are being infringed by the products, activities, operations, trade names, trademarks, service marks, trade dress rights or copyrights of any other person or persons and none are subject to any outstanding order, judgment decree, stipulation or agreement restricting the use thereof. Seller has not given and is not bound by an agreement of indemnification for patent, trade name, service mark, trademark or copyright infringement as to any property produced, used or sold by it.

         3.6 Compliance with Laws. Except as disclosed on SCHEDULE 3.6, Seller
(i) has complied with all laws, regulations, licensing requirements and orders applicable to its Disc Go Round Business or personnel, the breach or violation of which could have a material adverse effect on the Disc Go Round Business,
(ii) has filed with the proper authorities all statements and reports required for the Disc Go Round Business by the laws, regulations, licensing requirements and orders to which it or any of its employees (because of their activities in the Disc Go Round Business on behalf of their employer) is subject, and (iii) possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its Disc Go Round Business in the manner in which and in the jurisdictions and places where such Disc Go Round Business is now conducted. Set forth on SCHEDULE 3.6 is a list of all material licenses, franchises, permits and governmental authorizations for the Disc Go Round Business and all applications pending before any agency or authority for the issuance of any such licenses, franchises, permits or governmental authorizations or the renewal thereof.

         3.7 Contracts. Set forth on SCHEDULE 3.7 is a list of all material contracts, leases, arrangements, and commitments (whether oral or written) by which any of the Assets are directly affected or are bound, including, without limitation, all franchise and area development agreements for the Disc Go Round Business which have been executed by Seller. Except as set forth in SCHEDULE 3.7, neither Seller nor any of the Assets is a party to or is bound or affected by, with respect to the Disc Go Round Business, any material contract, lease, arrangement or commitment (whether oral or written) relating to: (i) the employment of any person other than personnel employed at will by Seller in the ordinary course of its business at rates of compensation and on terms consistent with past business practice; (ii) collective bargaining with, or any representation of any employees by, any labor union or association; (iii) the acquisition of services, supplies, equipment or other personal property involving more than $5,000 or which is not terminable by Seller upon not more than 30 days' notice without obligation on the part of Seller; (iv) the purchase or sale of real property; (v) distribution, agency or construction; (vi) lease of real or personal property as lessor or lessee or sublessor or sublessee;
(vii) lending or advancing of funds (other than the Receivables); (viii) borrowing of funds or receipt of credit (other than with respect to Orders);
(ix) incurring of any material obligation or liability (except with respect to Orders); (x) the sale of personal property other than sales of inventory in the ordinary course of business); and (xi) any matter or transaction not in the ordinary course of the business of Seller or inconsistent with the past business practice of Seller. Material contract, lease, arrangement and commitments (whether oral or written) shall, for purposes of the foregoing, be defined as contracts, leases, arrangements and commitments (whether oral or written) which involve obligations in excess of $10,000 and which could not be terminated with sixty (60) days or less notice by Seller without liability to Seller. Similarly, material obligations or liabilities shall, for purposes of the foregoing, be defined as obligations or liabilities in excess of $10,000.

         3.8 Contract Defaults. Except as disclosed on SCHEDULE 3.7, Seller is not in default in any material respect under any of the Contracts, the Contracts are legal, valid and binding obligations of the respective parties thereto in accordance with their terms and have not been amended, no defenses, offsets or counterclaims thereto have been asserted by any party thereto other than Seller, and Seller has waived no substantial rights thereunder. To the knowledge of Seller there are no unasserted defenses, offsets or counterclaims of substantial merit that can be brought against Seller by the other parties to the Contracts, based on matters arising prior to the date of this Agreement.

         3.9 Litigation. Set forth on SCHEDULE 3.9 is a list of all actions, suits, proceedings, investigations or grievances pending against Seller or to the knowledge of Seller threatened against Seller with respect to the Disc Go Round Franchises, Seller's Disc Go Round Business or any Assets, at law or in equity or admiralty or before or by and court or federal, state municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (each an "Agency"). Except as set forth on
SCHEDULE 3.9, none of the actions, suits, proceedings or investigations listed on SCHEDULE 3.9 either (i) results or would, if adversely determined, result in any material adverse change in the business, operations or assets or the condition, financial or otherwise, or results of operations of Seller's Disc Go Round Business, or (ii) adversely affects or would, if adversely determined, adversely affect the right or ability of Seller to carry on its Disc Go Round Business substantially as now conducted. Seller is not subject to any continuing court or Agency order, writ, injunction or decree applicable specifically to the Assets, the Disc Go Round Business or the operations or employees of Seller with respect to the Disc Go Round Business., or in default with respect to any order, writ, injunction or decree of any court or Agency with respect to the Assets, the Disc Go Round Business or the operations or employees of Seller with respect to the Disc Go Round Business.

         3.10 Corporate Power and Authority. The execution, delivery and performance of this Agreement by Seller, and all other agreements executed in connection herewith, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action and no further action or approval is required in order to permit Seller to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and all other agreements by and between the parties, when executed and delivered in accordance with the terms thereof, will constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights from time to time in effect). Seller has full power, authority and legal right to enter into this Agreement, and all other agreements by and among the parties, and to consummate the transactions contemplated hereby and thereby. Except as set forth in SCHEDULE 3.10, the making and performance of this Agreement, and all other agreements by and among the parties, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof will not (i) conflict with the Certificate of Incorporation or Bylaws of Seller, (ii) result in any breach or termination of, or constitute a default under, or constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any Encumbrance upon any of the Assets under, or create any rights of termination, cancellation or acceleration in any person under any contract, lease, arrangement or commitment (except as may arise from territorial conflicts or objections to Buyer as franchisor), or violate any order, writ, injunction or decree, to which Seller is a party, by which any of the Assets, business or operations of Seller may be bound or affected or under which any of the Assets, business or operations of Seller receive benefits, (iii) result in the loss or adverse modification of any material license, franchise, permit or other authorization granted to or otherwise held by Seller for the Disc Go Round Business or otherwise used in connection with the operation of the Disc Go Round Business, or (iv) result in the violation of any provision of law applicable to Seller, the violation of which could have a material adverse effect upon the Assets or the Disc Go Round Business.

         3.11 Collective Bargaining. Seller is not a party to any collective bargaining agreements with respect to any employees of Seller who work in the Disc Go Round Business. There are no labor disturbances, or to the knowledge of the Seller any threats thereof, with respect to its Disc Go Round Business operations.

         3.12 Employee Benefits. Seller's Disc Go Round Business operations are not subject to any Employee Benefits and/or plans which would be required by law or contract to be assumed by Buyer pursuant to the terms hereof.

         3.13 True, Correct and Complete Information. The information furnished to Buyer by Seller prior to or on the date of this Agreement in any Schedule referred to herein is true, correct and complete in all material respects. Such information states all material facts required to be stated therein or with respect thereto or necessary to make the statements therein or with respect thereto, in light of the circumstances under which such statements are made, true correct and complete.

         3.14 Availability of Documents. Seller has made available for inspection by Buyer, at the offices of Seller, true, correct and complete copies of its Certificate of Incorporation and Bylaws and all contracts, leases, arrangements, commitments and documents referred to herein or in any Schedule referred to herein, in each case together with all amendments and supplements thereto.

         3.15 Consents. Except as set forth in SCHEDULE 3.15, no consent, approval, authorization or order of any court, Agency or any other person is required in order to permit Seller to consummate the transactions contemplated by this Agreement.

         3.16 Financial Condition and Result of Operations. Seller has previously delivered to Buyer true, correct and complete copies of the balance sheet of Seller as of December 27, 1997 and the related statement of cash flows for the year then ended and the related statement of shareholders' equity for the year then ended. The foregoing financial statements at and as of December 27, 1997 have been examined and reported upon to the extent noted in the report thereon dated February 3, 1998, by Arthur Andersen, LLP, independent public accountants (the "1997 Audited Financial Statements"). Seller has previously delivered to Buyer true, correct and complete copies of the audited balance sheet of Seller as of December 28, 1996 and the related statement of cash flows for the year then ended and the audited related statement of shareholders' equity for the year then ended (the "1996 Audited Financial Statements" and, collectively along with the 1997 Audited Financial Statements, the "Financial Statements"). The 1996 Audited Financial Statements have been examined and reported upon by Arthur Andersen, LLP. The Financial Statements, together with the notes thereto, (i) are in accordance with the books and records and accounting methods of Seller, (ii) present fairly the financial position and results of operations of Seller as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as noted therein.

         3.17 Insurance. Set forth on SCHEDULE 3.17 is a brief description of all policies of fire, casualty, liability and other forms of insurance and all fidelity bonds currently held by Seller in connection with the Disc Go Round Business.

         3.18 Taxes. Except as disclosed on SCHEDULE 3.18, Seller has duly filed all federal, state, county, local and other excise, franchise, property, payroll, income, capital stock, sales and use and other tax returns which are required to be filed by it and such returns are true, correct and complete in all material respects. Seller has paid all taxes, which have become due or have been assessed against it and all taxes, penalties and interest which any taxing authority has proposed or asserted to be owing. All tax liabilities to which the Assets may have been subjected have been discharged except for taxes assessed but not yet payable. There are no tax claims presently being asserted against Seller and Seller knows of no basis for any such claim which would have a material adverse effect on the Assets or the Disc Go Round Business.

         3.19 Absence of Certain Changes or Events. Except as provided on
SCHEDULE 3.19, since December 31, 1997, Seller has not with respect to the Disc Go Round Business (i) suffered any extraordinary losses or waived any rights of substantial value; (ii) made any change in its mode of management or any change in its method of operation or method of accounting; (iii) made or become obligated to make any capital expenditures other than such expenditures or commitments not exceeding $50,000 in the aggregate; (iv) experienced or suffered any adverse change in its business, operations or assets (whether or not covered by insurance) condition, financial or otherwise, or results of operations; (v) entered into any material transaction, except in the ordinary course of its business consistent with past business practice; (vi) received any notice of any claim asserted against it by any Agency which could have a material adverse effect on the Disc Go Round Business or the Assets; or (vii) incurred or agreed to incur any material obligation outside the ordinary course of business which has not heretofore been disclosed in writing to Buyer.

         3.20 Broker's and Finder's Fees. Seller has not made any agreement with any person, or taken any action which would cause any person, to become entitled to an agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

         3.21 Receivables. Set forth on SCHEDULE 3.21 is a list of all Receivables showing the name of the account debtor, maker or obligor, the unpaid balance, the age of the Receivable and, if applicable, the maturity date, the interest rate and the collateral securing the obligation. Buyer is acquiring the Receivables on a non-recourse basis and will have no claim against Seller to the extent that the Receivables are not paid in full. Correspondingly, Seller will have no claim against Buyer in the event that Buyer's collections on the Receivables exceed the price paid therefor.

         3.22 Orders. Set forth on SCHEDULE 3.22 is a list of all Orders as of the date shown on such Schedule, showing the name of the vendor, the amount on order and the invoice amounts, if known.

         3.23 Leases and Corporate Store Contracts. Set forth on SCHEDULE 3.23 is a list of the Leases and Corporate Store Contracts, showing the name of the respective parties thereto, effective date, term and monthly lease payments or description of the contractual obligation. Seller and/or its wholly owned subsidiary are not in arrears with any lease payment due under the Leases or with any contractual obligation under the Corporate Store Contracts and, to the best of Seller's and/or its Subsidiary's knowledge, each of the Leases and Corporate Store Contracts remain in full force and effect and, except as set forth in SCHEDULE 3.15, are assignable.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby makes the following representations and warranties to
Seller:

         4.1 Due Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own or lease its properties and to carry on its business as it is presently being operated and in the place where such properties are owned or leased and such business is conducted.

         4.2 Corporate Power and Authority. The execution, delivery and performance of this Agreement by Buyer, and all other agreements referred to herein or executed in connection herewith, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action and no further action or approval is required in order to permit Buyer to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and all other agreements by and among the parties, when executed and delivered in accordance with the terms thereof, will constitute, the legal, valid and binding obligations of Buyer, enforceable in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditor's rights from time to time in effect). Buyer has full power, authority and legal right to enter into this Agreement and all other agreements by and among the parties and to consummate the transactions contemplated hereby and thereby. The making and performance of this Agreement, and all other agreements by and among the parties and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof will not (i) conflict with the Certificate of Incorporation or by the Bylaws of Buyer, (ii) result in any breach or termination of, or constitute a default under, or constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any Encumbrance upon any asset of Buyer under, or create any rights of termination, cancellation or acceleration in any person under, any contract, lease, arrangement or commitment, or violate any order, writ, injunction or decree, to which Buyer is a party or by which Buyer or its assets, business or operations may be bound or affected or under which Buyer or its assets, business or operations receive benefits, (ii) result in the loss or adverse modification of any material license, franchise, permit or other authorization granted to or otherwise held by Buyer which is material to the business or financial condition of Buyer or
(iv) result in the violation of any provisions of law applicable to Buyer, the violation of which could have a material adverse effect upon the business, operations or assets of Buyer.

         4.3 Consents. No consent, approval, authorization or order of any court, Agency or any other person is required in order to permit Buyer to consummate the transactions contemplated by this Agreement.

         4.4 Litigation. There is no pending or to the knowledge of the Buyer threatened litigation in any court or any proceeding before any Agency (i) in which it is sought to restrain, prohibit, invalidate or obtain damages in respect of the consummation of the purchase and sale of the Assets or the other transactions contemplated hereby, (ii) which could, if adversely determined, result in any material adverse change in the business, operations or assets or the condition, financial or otherwise, or results of operations of Buyer or
(iii) which could, if adversely determined, have a material adverse effect on the right or ability of Buyer to carry on its business substantially as now conducted.

         4.5 Compliance with Laws. Buyer (i) has complied with all laws, regulations, licensing requirements and orders applicable to its business the breach or violation of which could have a material adverse effect on said business, (ii) has filed with the proper authorities all statements and reports required by the laws, regulations, licensing requirements and order to which it is subject, and (iii) possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business in the manner in which and in the jurisdictions and places where such business is now conducted.

         4.6 Financial Capability. Buyer has the financial capability to consummate the transactions contemplated by this Agreement.

                                    ARTICLE V
                               COVENANTS OF SELLER

         Seller hereby covenants and agrees with Buyer as follows:

         5.1 Affirmative Covenants. Prior to the Closing Date (as hereinafter defined), Seller will operate its Disc Go Round Business in the usual, regular and ordinary course of business consistent with past business practices, and will use its best efforts to (i) preserve intact the business organization of the Disc Go Round Business and the Assets; (ii) maintain the properties and equipment of the Disc Go Round Business in good operating condition and repair;
(iii) continue all existing policies of insurance for the Disc Go Round Business (or comparable insurance) in full force and effect up to and including the Closing Date (and will not cancel any such insurance or take (or fail to take) any action that would enable the insurers under such policies to avoid liability for claims arising out of any occurrence on or prior to the Closing Date without the prior written consent of Buyer); (iv) preserve the present relationships of the Disc Go Round Business with suppliers, customers, and franchisees of the Disc Go Round Business; and (v) maintain the books, accounts and records related to the Disc Go Round Business in the usual, regular and ordinary manner on a basis consistently applied.

         5.2 Negative Covenants. Prior to the Closing Date Seller will operate its Disc Go Round Business in the usual, regular and ordinary course of business consistent with past business practices, and will not, without the prior written consent of Buyer: (i) make any increase in the compensation payable or to become payable by it to any employee primarily employed in the Disc Go Round Business or contribute or make any commitment to contribute or represent that it will contribute any amounts to any bonus or other employee benefit plan for employees of Seller except as required by law or by the terms of any such plan in the ordinary course of business; (ii) make any material change in the character of its

Disc Go Round Business; (iii) incur any obligation or liability of the Disc Go Round Business (fixed or contingent) except in the ordinary course of business;
(iv) discharge or satisfy any Encumbrance on the Assets or pay any obligation or liability (fixed or contingent) of the Disc Go Round Business other than in the ordinary course of business; (v) mortgage, pledge, transfer or otherwise dispose of or subject to any Encumbrance any of the Assets, except in the ordinary course of business; (vi) acquire any assets or properties for the Disc Go Round Business, except in the ordinary course of business; (vii) cancel or compromise any material debt or claim that comprises a part of the Assets; (viii) waive or release any rights of material value that comprise a part of the Assets; (ix) with respect to the Disc Go Round Business transfer, grant or terminate contract, lease, arrangement or commitment rights under any concessions, leases, licenses, agreements, patents, patent licenses, inventions, trademarks, trade names, service marks, trade dress or copyrights or registrations or licenses thereof or applications therefore or with respect to any know-how or other proprietary or trade rights; (x) modify or change in any material respect or terminate any Contract; (xi) make or become obligated to make any capital expenditures for the Disc Go Round Business or enter into commitments therefor exceeding $50,000, and (xii) sell, discount or otherwise dispose of any Receivables.

         5.3 Access to Properties and Records. Seller will keep Buyer advised of all material developments relevant to the consummation of the transactions contemplated hereby and will cooperate fully in permitting Buyer to make a full investigation of the business, properties, financial condition and investments of Seller related to the Disc Go Round Business during regular business hours and upon reasonable notice and in bringing about the consummation of the transactions contemplated hereby. Seller will, during regular business hours and upon reasonable notice, afford to Buyer and its representatives full access to the offices, buildings, real properties, machinery and equipment, inventory and supplies, records, files, books of account, tax returns, agreements and commitments, corporate record books and personnel of Seller which relate to the Disc Go Round Business. Seller will, upon request by Buyer, provide reasonable access to Buyer's auditors with respect to the records of the Disc Go Round Business and will encourage Seller's auditors to allow Buyer and Buyer's auditors access to the working papers for all audits of the Financial Statements. Seller will furnish to Buyer all such further information concerning the Disc Go Round Business and affairs of Seller as Buyer may reasonably request. Seller will update by amendment or supplement each of the Schedules referred to herein and any other disclosure in writing from Seller required by this Agreement to be disclosed in writing by Seller to Buyer promptly upon any change in the information set forth in such Schedules or other disclosures, and Seller hereby represents and warrants that such Schedules and such written disclosures, as so amended or supplemented, shall be true, correct and complete as of the date or dates thereof; provided, however, that the inclusion of any information in any such amendment or supplement, not included in the original Schedule or other disclosure at or prior to the date of this Agreement, shall not limit or impair (except as provided in Section 11.5) any right which Buyer might otherwise have respecting the representations or warranties of Seller contained in this Agreement. No investigation pursuant to this Section 5.3 shall affect any representations or warranties or the conditions to the obligations of Buyer to consummate the transactions contemplated hereby. In the event of the termination of this Agreement, Buyer will deliver to Seller all documents, work papers and other material (including copies thereof) obtained by Buyer or on its behalf from Seller as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof and, if the transactions contemplated hereby are not consummated, Buyer will hold such information in strictest confidence and will not use or disclose, or permit any other person or entity to use or disclose, such information until such time as such information is otherwise publicly available.

         5.4 Approvals of Third Parties. As soon as practicable after the date hereof, Seller will use its reasonable best efforts to secure all necessary consents, approvals and clearances of third parties that shall be required to consummate the transactions contemplated hereby.

         5.5 Notices. Seller will timely give all notices required to be given relating to the transactions contemplated hereby, including without limitation,
(i) notices to employees, (ii) any notices required or requested to be given to all creditors and claimants against Seller and (iii) any notices required or requested to be provided to the Disc Go Round Franchises.

         5.6 Access to Books and Records After the Closing Date. Seller agrees to provide Buyer, its accountants, counsel and other representatives, during normal business hours and upon reasonable notice, for a period of six years after the Closing Date, access to the books, records, income tax returns, contracts and other underlying data and the documentation of Seller relating to the period prior to the Closing Date and to make available to Buyer personnel of Seller in Buyer's review thereof for the purpose of enabling them to determine and calculate any tax liabilities in connection with the Assets. Seller agrees that, for such six-year period, it will preserve and keep intact all such books and records.

         5.7 Covenant Not to Compete. Seller covenants and agrees that except with the prior written consent of Buyer (i) it will not, at any time during the period of three (3) years from the Closing Date, directly or indirectly, in or pertaining to any location in the United States or worldwide, own, manage, operate, join, control or participate in the ownership, management, operation or control of, any business which, or any business organization any part of which, engages in the business of buying, selling or trading of new and/or used audio compact discs, audio (including music video) digital versatile discs ("DVD's") or other prerecorded music media (collectively, the "Competitive Products"), including without limitation the selling of franchises which engage in the business of buying, selling or trading any Competitive Products in the United States, except as a franchisee of Buyer, and (ii) it will not, at any time during the period of three (3) years from the Closing Date, directly or indirectly own, manage, operate join, control or participate in the ownership, management, operation or control of any business which, or any business organization any part of which, engages in the business of buying, selling or trading Competitive Products via the "Internet," "World Wide Web," or any other "on-line" computer communication networks, except as a franchisee of the Buyer. The Seller will not be precluded from offering or selling new or used musical instruments, computer software, amplifiers, video games or music related equipment or electronics through one or more of Seller's other business concepts or future business concepts. Further, Seller will not be precluded from offering or selling, through a store operated by Seller or franchised under Seller's other business concepts or future business concepts, Competitive Products to the extent such Competitive Products offered or sold at any store directly owned or franchised by the Seller: (i) may be utilized and/or sold solely or coincidentally with and/or as a part of Seller's other business concepts' or future business concepts' products and not as a separate department or classification; and (ii) constitute only a portion, representing less than 10% of the value, on the average, of such store's total inventory. The remedy at law for any breach or attempted breach by Seller of the provisions of this Section
5.7 will be inadequate and Buyer shall be entitled to temporary or permanent injunctive relief against any breach or attempted breach of such provision without the necessity of posting bond or proving actual damages. It is the express intention of the parties hereto to comply with all laws, which may be applicable to this Section 5.7. Should any restriction contained in this
Section 5.7 be found to exceed in duration or scope the restriction permitted by law, it is expressly agreed that the covenant not to compete contained in this
Section 5.7 may be reformed or modified by the final judgment of a court of competent jurisdiction to reflect a lawful and enforceable duration or scope. If any one or more of the provisions contained in this Section 5.7 shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but any inconsistency in the provisions of this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The terms and conditions of this Section 5.7 will be governed by and construed in accordance with the laws of the State of Delaware; the foregoing clause will not, however, affect the forum or venue of any dispute resolution proceeding arising in connection with this Agreement or any other term or condition of this Agreement whatsoever. Notwithstanding anything to the contrary set forth above, if any franchisee of Seller takes action which results in a breach of the foregoing covenant by Seller, Seller shall not be deemed to be in breach of the foregoing covenant unless and until Seller has first been provided written notice of the breach by Buyer and has been afforded the opportunity to cure said breach during the thirty (30) day period (or such greater period of time as may be allotted to franchisee under any applicable federal, state or local law, rule or regulation) following such notice; if such cure is effectuated in all material respects, no breach shall be deemed to have occurred.

                                   ARTICLE VI
                               COVENANTS OF BUYER

         Buyer hereby covenants and agrees with Seller as follows:

         6.1 Furnishing of Information. Buyer will keep Seller advised of all material developments relevant to the consummation of the transactions contemplated hereby and will cooperate fully with Seller in bringing about the consummation of the transactions contemplated hereby. In the event of the termination of this Agreement, Seller will deliver to the Buyer all documents, work papers and other material (including copies thereof) obtained by Seller or on its behalf from Buyer as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof and, if the transactions contemplated hereby are not consummated, Seller will hold such information in confidence until such time as such information is otherwise publicly available.

         6.2 Approvals of Third Parties. As soon as practicable after the date hereof, Buyer will use its reasonable best efforts to secure all necessary consents, approvals and clearances of third parties that shall be required to enable it to consummate the transactions contemplated hereby and will otherwise use its reasonable best efforts to cause the consummation of such transactions in accordance with the terms and conditions of this Agreement.

         6.3 Buyer's Best Efforts. Buyer will use its best efforts, acting in good faith, to cause the consummation of the transactions contemplated by this Agreement in accordance with their terms and conditions.

         6.4 Retention of Records. For a period of six years after the Closing, Buyer will retain all books and records that Buyer receives from Seller. During such period, Seller and its representatives will have access to all such books and records during normal Disc Go Round Business hours. Buyer will, upon request of Seller, furnish to Seller, without charge, copies of any such books or records.

         6.5 Covenant Not to Compete. Buyer will agree not to compete with Seller by engaging, directly or indirectly, in the franchising, licensing or retail sale of new or used computer software, video games, musical instruments, amplifiers, or music-related equipment or electronics (except for the sales of music-related equipment or electronics manufactured for the purpose of playing or listening to prerecorded music) (collectively, the "Grow Biz Concept Products"), except with Seller's prior written consent, for a period of three
(3) years following the date of closing. Buyer will not be precluded from offering or selling the Competitive Products, as defined in Section 5.7, through one or more of Buyer's franchise concepts or future concepts. Further, Buyer will not be precluded from offering or selling, through a store under Buyer's existing or future franchise concepts, the Grow Biz Concept Products to the extent such Grow Biz Concept Products offered or sold at any store directly owned or franchised by Buyer: (i) may be utilized and/or sold solely or coincidentally with and/or as a part of Buyer's existing or future franchise concepts' products and not as a separate department or classification; and (ii) constitute only a portion, representing less than ten percent (10%) of the value, on the average, of such store's total inventory.

                                   ARTICLE VII
                       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer hereunder shall be subject to the satisfaction of each of the following conditions precedent on or prior to the Closing Date, except such conditions as Buyer may waive in writing.

         7.1 Representations and Warranties of Seller. All of the representations and warranties of Seller contained in this Agreement and in any Schedule hereof were true and correct when made, and, as so made (and without consideration of any amendment or supplement thereto required by Section 5.3 hereof), shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

         7.2 Covenants of Seller. All of the covenants and agreements herein on the part of Seller to be complied with or performed on or before the Closing Date shall have been complied in all material respects with and performed.

         7.3 Audited and Unaudited Financial Statements for Disc Go Round Business. On or before June 23,1998, Seller shall provide Buyer with financial statements for the Disc Go Round Business, audited in accordance with generally accepted accounting principles, for the last two fiscal years and unaudited financial statements for the Disc Go Round Business for the first fiscal quarter of 1998.

         7.4 Certificate of Seller. There shall be delivered to Buyer a certificate dated as of the Closing Date and signed by an executive officer of Seller to the effect set forth in Sections 7.1 and 7.2, which certificate shall have the effect of a representation and warranty made by Seller on and as of the Closing Date (subject to Section 11.5(c)).

         7.5 No Casualty Losses. The Assets shall not have suffered any destruction or damage by fire, explosion or other casualty or any taking by eminent domain which has materially impaired the operation of the Assets or otherwise had a material adverse effect upon the Disc Go Round Business conducted by Seller.

         7.6 Certificate of Authorities. Seller shall deliver to Buyer at Closing (i) a certificate of the Secretary of State of Minnesota, dated as of a date not more than five (5) days prior to the Closing Date, attesting to the organization and good standing of Seller, (ii) a copy, certified by the Secretary of State of Minnesota as of a date not more than five (5) days prior to the Closing Date, of Seller's Certificate of Incorporation and all amendments thereto, (iii) a copy, certified by the Secretary of Seller of the Bylaws of Seller, as amended and in effect at the Closing Date and (iv) a copy, certified by an authorized officer of Seller, of resolutions duly adopted by the Board of Directors of Seller duly authorizing the transactions contemplated in this Agreement.

         7.7 Litigation. At the Closing Date, except as set forth in Schedule 3.9, there shall not be pending or threatened any litigation in any court or any proceeding before any Agency, (i) in which it is sought to restrain, invalidate, set aside or obtain damages in respect of the consummation of the purchase and sale of the Assets or the other transactions contemplated hereby, (ii) which could, if adversely determined, result in any material adverse change in the business, operations or Assets or the condition, financial, or otherwise, or results of operations of Seller's Disc Go Round Business, or (iii) which could, if adversely determined, have a material adverse effect on the right or ability of Seller to carry on the Disc Go Round Business as now conducted.

         7.8 Legal Matters. All legal actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto and all other related matters shall be satisfactory to Day, Edwards, Federman, Propester & Christensen, P.C., counsel for Buyer, who shall act reasonably in making any such determination.

         7.9 Opinion of Seller's Counsel. Buyer shall have received an opinion of counsel for Seller, dated the Closing Date to the effect that: (i) the Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota; (ii) Seller has full corporate power, and corporate authority to enter into this Agreement and all other agreements by and among the parties and to consummate the transactions contemplated hereby and thereby; (iii) all corporate action required to be taken by Seller to approve this Agreement and all other agreements by and among the parties and the transactions contemplated hereby and thereby and to authorize execution and delivery of this Agreement and all other agreements by and among the parties and the performance by Seller of its obligations hereunder and thereunder, have been duly and properly taken, and no further corporate action or approval is required in order to permit Seller to consummate the transactions contemplated by this Agreement and all other agreements by and among the parties; and (iv) this Agreement and all other agreements contemplated hereby or executed in connection herewith by and among the parties have been duly executed and delivered by Seller and are legal, valid and binding obligations of Seller enforceable in accordance with their terms.

         7.10 No Material Adverse Changes. There shall not have occurred (i) any material adverse change in the business or the operations of Seller's Disc Go Round Business or the Assets or (ii) any material loss or damage to any of the Assets (whether or not covered by insurance) of Seller. Buyer shall receive a certificate from Seller, dated as of the Closing Date and in form and substance satisfactory to Buyer, as to fulfillment of the conditions set forth in this
Section 7.10.

         7.11 Consents. Except for landlord's consents with respect to the Leases, Seller shall have obtained all orders, approvals or consents of third parties, including without limitation, any consents or approvals deemed necessary by counsel to Buyer that shall be required to consummate the transactions contemplated hereby.

         7.12 Further Assurances. Seller shall take all such further action as may be reasonably requested by Buyer in order to effect the consummation of the transactions contemplated by this Agreement. If Buyer shall reasonably determine that any further conveyance, assignment or other document or any further action is necessary to vest in it full title to the Assets, Seller shall cause the appropriate person or entity to execute and deliver all such instruments and take all such action as Buyer may reasonably determine to be necessary.

                                  ARTICLE VIII
                       CONDITIONS TO OBLIGATIONS OF SELLER

         The obligations of Seller to cause the sale of the Assets and the other transactions contemplated hereby to occur at Closing shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Seller may waive in writing:

         8.1 Representations and Warranties of Buyer. All of the representations and warranties of Buyer contained in this Agreement and in any Schedule or other disclosure in writing from Buyer shall have been true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

         8.2 Covenants of Buyer. All of the covenants and agreements herein on the part of the Buyer to be complied with or performed on or before the Closing Date shall have been fully complied with and performed in all material respects.

         8.3 Buyer's Certificate. There shall be delivered to Seller a certificate dated as of the Closing Date and signed by the President or a Vice President of Buyer to the effect set forth in Sections 8.1 and 8.2, which certificate shall have the effect of a representation and warranty made by Buyer on and as of the Closing Date.

         8.4 Certificates of Authorities. Buyer shall have furnished to Seller
(i) a certificate of the Secretary of State of Delaware, dated as of a date not more than five (5) days prior to the Closing Date, attesting to the organization and good standing of Buyer, (ii) a copy, certified by the Secretary of State of Delaware as of a date not more than five (5) days prior to the Closing Date, of Buyer's Certificate of Incorporation and all amendments thereto, (iii) a copy, certified by the Secretary of Buyer of the Bylaws of Buyer, as amended and in effect at the Closing Date and (iv) a copy, certified by an authorized officer of Buyer, of resolutions duly adopted by the Board of Directors of Buyer duly authorizing the transactions contemplated in this Agreement.

         8.5 Opinion of Counsel to Buyer. Seller shall have received an opinion from, counsel for Buyer, dated the Closing Date to the effect that: (i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) Buyer has full power, authority and legal right to enter into this Agreement and all other agreements by and among the parties and to consummate the transactions contemplated hereby and thereby;
(iii) the execution and delivery of this Agreement and all other agreements by and among the parties and the performance by Buyer of its obligations hereunder and thereunder, have been fully authorized by all requisite corporate action, and no further action or approval is required in order to permit Buyer to consummate the transactions contemplated by this Agreement and all other agreements by and among the parties; (iv) this Agreement and all other agreements contemplated hereby or executed in connection herewith by and among the parties have been duly executed and delivered by Buyer and are legal, valid and binding obligations of Buyer enforceable in accordance with their terms.

                                   ARTICLE IX
                            DATE AND PLACE OF CLOSING

         9.1 Date and Place of Closing. Subject to satisfaction or waiver of the conditions to the obligations of the parties, the purchase and sale of the Assets pursuant to this Agreement shall be consummated at a closing (the "Closing") to be held in the offices of Gray, Plant, Mooty, Mooty & Bennett, P.A., at 3400 City Center, 33 South 6th Street, Minneapolis, MN or such other place as is mutually agreed to by the parties, at 9 A.M., Central Standard Time, on June 26, 1998 (the "Closing Date"). Title to the Assets shall pass from Seller to Buyer as of 12:01 A.M., Central Standard Time, on the day following the Closing Date.

                                    ARTICLE X
                                     CLOSING

         10.1 Seller's and Buyer's Performance. At the Closing, concurrently with performance by Buyer of its obligations to be performed at the Closing:


         (a) Conveyances. Seller shall execute and deliver to Buyer, in form and substance acceptable to Buyer (i) the Bill of Sale;
                  (ii) the Assignment and Assumption Agreement; (iii) the Assignment of Intellectual Property Rights; and (iv) all other assignments, endorsements and instruments of transfer as shall be necessary or appropriate to carry out the intent of this Agreement and as shall be sufficient to vest in Buyer title to all of the Assets and all right, title and interest of Seller thereto. If requested by Buyer, such documents shall be in form suitable for recording.

         (b) Records. Seller shall deliver to Buyer or make available upon request all documents, agreements, reports, books, records and accounts pertaining specifically to the Assets which are in Seller's possession, including without limitation any and all files and documents or copies thereof, relating to any litigation described in SCHEDULE 3.9.

         (c) Certificates. Seller shall execute and deliver the certificates referred to in Sections 7.4 and 7.10.

         (d) Revised Inventory, Orders and Receivables Seller shall deliver revised and updated schedules of SCHEDULE 3.3 (Inventory),
                  SCHEDULE 3.21 (Receivables), SCHEDULE 3.22 (Orders) and any other Schedules that must be updated or revised.

         (e) Other Actions. Seller shall take all such other steps as may be necessary or reasonably appropriate to put Buyer in actual and complete ownership and possession of the Assets.

         (f) Certificates of Authorities. Seller shall deliver to Buyer the certificates of authority referred to in Section 7.6.

         (g) Opinion of Seller's Counsel. Seller shall deliver to Buyer the opinion of its counsel, dated the Closing Date, as to the matters specified in Section 7.9.

         (h) Consents. Seller shall deliver to Buyer the consents and approvals required by Section 7.11.

         (i) Subsidiary Documents. Seller shall deliver to Buyer a bill of sale, assignment of lease and all other documents as may be reasonably required in order to vest in and confirm to Buyer full and complete title to, possession of, and the right to use and enjoy, those Assets related to the Huntsville Disc Go Round(R) store owned and operated by Seller's wholly-owned subsidiary, Grow Biz Games, Inc.

         (j) Mutual Release. Seller shall execute and deliver to Buyer a Mutual Release of Claims respecting that certain law suit between Seller and Buyer in the form attached hereto as EXHIBIT E (the "Mutual Release").

         10.2 Buyer's Performance. At the Closing, concurrently with the performance by Seller of its obligations to be performed at the Closing:


         (a) Purchase Price. Buyer shall deliver to Seller the wire transfer or cashier's check specified in Section 2.3;

         (b) Assignment and Assumption Agreement. Buyer shall execute and deliver to Seller the Assignment and Assumption Agreement.

         (c) Opinion of Buyer's Counsel. Buyer shall deliver the opinion of counsel, dated the Closing Date, as to the matters specified in Section 8.5.

         (d) Certificates. Buyer shall execute and deliver the certificate referred to in Section 8.3.

         (e) Mutual Release. Buyer shall execute and deliver to Seller the Mutual Release.

         10.3 Expenses; Other Instruments. In addition to the foregoing, Buyer and Seller agree as follows:

         (a) Further Action by Seller. At any time and from time to time, at or after the Closing, upon request of Buyer, Seller shall do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required in order to vest in and confirm to Buyer full and complete title to, possession of, and the right to use and enjoy, the Assets.

         (b) Further Action by Buyer. At any time and from time to time, at or after the Closing, upon request of Seller, Buyer shall do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered all such further acts and assurances as may reasonably be required in order to better assure and confirm to Seller the assumption by Buyer of the obligations to render performance which are to be assumed by Buyer pursuant to this Agreement.

                                   ARTICLE XI
                          SURVIVAL AND INDEMNIFICATION

         11.1 Survival. Subject to any limitations set forth herein, all representations, warranties, covenants and agreements made in the Agreement shall survive and shall not be extinguished by the Closing or any investigation made by or on behalf of any party hereto.

         11.2 Buyer's Losses. Seller hereby agrees, subject to Section 11.7 below, to indemnify Buyer and save and hold Buyer harmless from, against, for and in respect of any and all damages (including, without limitation, amounts paid in settlement with Seller's consent), losses, obligations, liabilities, liens, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding (hereinafter referred to collectively as "Buyer's Losses"), suffered, sustained, incurred or required to be paid by Buyer by reason of (i) the breach by Seller of any provisions of this Agreement, including any representation or warranty made by Seller in or pursuant to this Agreement being untrue or incorrect in any material respect; (ii) any material failure by Seller to observe or perform its covenants and agreements set forth in this Agreement; (iii) any liability for product warranties or defective products arising from sales of Inventory of the Disc

Go Round Business by Seller prior to the Closing Date. Indemnification by the Seller of Buyers Losses under this Section shall be limited in the aggregate to the Purchase Price paid to Seller by the Buyer pursuant to Section 2, less any federal and state taxes paid by the Seller thereon.

         11.3 Employee Compensation and Benefits. Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all claims made by employees of Seller, regardless of when made, for workmen's compensation, medical insurance, disability, vacation, severance, sick benefits or other compensation arrangements to the extent the same are based on injury or sickness occurring prior to the Closing Date or based on employment service rendered to Seller prior the Closing Date.

         11.4 Franchise Claims Against Buyer. Seller hereby agrees to indemnify Buyer and save and hold Buyer harmless from, against, for and in respect of any damages, losses, obligations, liabilities, deficiencies, costs, or expenses resulting from any and all claims made by any past or existing franchisee or purported franchisee of Buyer or Seller to the extent such acts, omissions or occurrences giving rise to the claim occurs prior to the Closing Date and have not otherwise been disclosed in this Agreement or in any schedule thereto, but excluding any claim of a Disc Go Round franchisee involving territorial conflicts relating to the location of a Disc Go Round store in relation to the location of any company-owned or franchised store of Buyer, objections to Buyer as franchisor (including without limitation Buyer's financial or support capabilities or future direction or policies regarding the Disc Go Round Franchises, or other claims or matters arising under the Contracts as a result of the consummation of the transactions contemplated hereby. Any damages, losses, obligations, liabilities, deficiencies, costs, or expense incurred by Buyer as a result of any claims made by existing franchisees or purported franchisees of Buyer or Seller arising from any act, omission or occurrence prior to the Closing Date are included within the definition of the term "Buyer's Losses."

         11.5 Limitations. Notwithstanding anything to the contrary elsewhere contained herein, all indemnification obligations of Seller under this Agreement are subject to the following conditions, limitations and qualifications:

         (a)      Except for claims for breach of the Covenant not to Compete in
                  Section 5.7, all claims for indemnification by Buyer must be made within two years of the Closing Date or shall be forever barred; provided, however, that claims first made in good faith and in writing in reasonable detail prior to said date may be pursued until they are finally resolved. All claims for breach of the Covenant Not to Compete must be made within three and one-half years after the Closing Date.

         (b) No claim for indemnification by Buyer can be pursued until the aggregate of all of Buyer's Losses exceed $100,000, and then such claims may be pursued only to the extent that they exceed said amount.

         (c) No claim for indemnification by Buyer can be pursued with respect to a breach of a representation or warranty made by Seller herein and disclosed in an amendment or supplement to a Schedule supporting such representation or warranty prepared pursuant to Section 5.3.; PROVIDED, HOWEVER, nothing in this
                  Section 11.5(c) shall prevent Buyer
                  from bringing a claim for indemnification to the extent that any such amendment or supplement proves to be untrue when made; and PROVIDED, FURTHER, that nothing in this provision shall affect Buyer's right not to consummate the Agreement if a condition to Buyer's obligation to close is not satisfied.

The foregoing conditions, limitations, and qualifications shall apply to all claims made under or in connection with this Agreement and the transactions contemplated hereby whether or not such claims are styled as claims for indemnification hereunder.

         11.6 Seller's Losses. Buyer agrees to indemnify Seller and save and hold Seller harmless from, against, for and in respect of any and all damages (including, without limitation, amounts paid in settlement with Buyer's consent), losses, obligations, liabilities, claims, deficiencies, cost and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding (hereinafter referred to collectively as "Seller's Losses") suffered, sustained, incurred or required to be paid by Seller by reason of (i) any representation or warranty made by Buyer in or pursuant to this Agreement being untrue or incorrect in any material respect; (ii) any material failure by Buyer to observe or perform its covenants and agreements set forth in this Agreement;
(iii) any liability for product warranties or defective products arising from sales of Inventory sold by Buyer after the Closing Date; (iv) any failure by Buyer to satisfy and discharge any liability or obligation expressly assumed by Buyer pursuant to this Agreement; or (v) any and all claims made by employees of Buyer who are former employees of Seller, for workmen's compensation, medical insurance, disability, vacation, severance, sick benefits or other compensation arrangements to the extent the same are based on injury or sickness occurring after the Closing Date or based on employment service rendered to Buyer after the Closing Date.

         11.7 Franchise Claims Against Seller. Buyer agrees to indemnify Seller and save and hold Seller harmless from, against, for and in respect of any damages, losses, obligations, liabilities, deficiencies, costs, or expenses resulting from any and all claims made by any past or existing franchisee or purported franchisee of Buyer or Seller to the extent such acts, omissions or occurrences giving rise to the claim: (i) occurs after the Closing Date; or (ii) relates to a claim of a Disc Go Round franchisee involving territorial conflicts relating to the location of a Disc Go Round store in relation to the location of any company-owned or franchised store of Buyer, objections to Buyer as franchisor (including without limitation Buyer's financial or support capabilities or future direction or policies regarding the Disc Go Round Franchises), or other claims or matters arising under the Contracts as a result of the consummation of the transactions contemplated hereby. Any damages, losses, obligations, liabilities, deficiencies, costs, or expenses incurred by Seller as a result of any claims made by past or existing franchisees or purported franchisees of Buyer or Seller arising from any act, omission or occurrence after the Closing Date are included within the definition of the term "Seller's Losses."

         11.8 Notice of Loss. Notwithstanding anything herein contained, Buyer and Seller shall not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a notice setting forth in reasonable detail the breach which is asserted has been given to the Indemnifying Party (hereafter defined) and, in addition, if such matter arises out of a suit, action, investigation or proceeding, such notice is given promptly after the Indemnified Party (hereafter defined) shall have been given notice of the commencement of a suit, action, investigation or proceeding. With respect to Buyer's Losses hereof, Seller shall be the Indemnifying Party and Buyer shall be the Indemnified Party. With respect to Seller's Losses, Buyer shall be the Indemnifying Party and Seller shall be the Indemnified Party.

         11.9 Right to Defend. Upon receipt of notice of any suit, action, investigation, claim or proceeding for which indemnification might be claimed by an Indemnified Party, the Indemnifying Party shall be entitled promptly to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding or its own cost and expense, including the right to invoke any arbitration proceeding available in the dispute. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in a defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnified party has relieved the Indemnifying Party from liability with respect to the particular matter or the Indemnifying Party fails to assume defense of the matter. In the event the Indemnifying Party shall fail to defend, contest or otherwise protect in a timely manner against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right, but not the obligation, to defend, contest or otherwise protect against the same and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof. However, if the Indemnifying Party undertakes the defense of such matters, the Indemnified Party shall not be entitled to recover from the Indemnifying Party any legal or other expenses substantially incurred by the Indemnifying Party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party. If Buyer and Seller are named jointly as defendants by a past, existing or purported franchisee in a court or arbitration proceeding and Buyer based on its evaluation of the franchisee's claim provides notice to Seller of an indemnification claim against Seller pursuant to Section 11.8 as to any liability arising out of the Franchisee's claim, Seller reserves the right in its sole discretion to fully settle and compromise the franchisee's claim as to both Seller and Buyer at any time during the proceeding.

         11.10 Request to Allocate Responsibility. Buyer and Seller agree that if they are jointly named as parties after Closing in any suit, claim or proceeding by a past, existing or purported franchisee of Buyer or Seller that they will jointly request that the panel of arbitrators or court specify in their judgment or order in the event that any liability is determined as to the Buyer and Seller whether the liability is attributable to an act, omission or occurrence before or after the Closing Date or if the liability is attributable to acts, omissions or occurrences both before and after the Closing Date the proportionate degree of fault and damages reflected in the judgment or order, attributable to the Buyer or Seller in accordance with the provisions of this Agreement.

         11.11 Franchise Claims Against Both Seller and Buyer. Subject to the remaining provisions of this Agreement, to the extent that any damages, losses, obligations, liabilities, deficiencies, costs, or expenses result from any claims made by any past or existing franchise or purported franchise of Buyer or Seller for acts, omissions or occurrences occurring both before and after the Closing Date, such damages, losses, obligations, liabilities, deficiencies, costs, and expenses will be borne by Buyer and Seller in proportion to their respective degree of fault.

                                   ARTICLE XII
                             POST-CLOSING COVENANTS

         12.1 Transition Period. Seller shall use good-faith efforts for a period of up to one hundred eighty (180) days after the Closing to cooperate and assist Buyer, on a reasonable basis, in connection with the operations of the Disc Go Round Business and the Assets purchased by Buyer under this Agreement.

         12.2 Insurance Policies. Seller hereby agrees to maintain and keep in force all current insurance policies that may or could provide coverage for the Disc Go Round Business through the Closing Date.

         12.3 Audited and Unaudited Financial Statements for Disc Go Round Business. Seller shall provide Buyer with the unaudited financial statements for the Disc Go Round Business for the second fiscal quarter for 1998 on or before July 30, 1998.

         12.4     Non-Solicitation.

         (a) Each of Buyer and Seller agrees that, for a period of two (2) years from the Closing Date, or two (2) years from the date of termination of this Agreement, whichever occurs first, it will not knowingly, as a result of information obtained hereunder or otherwise obtained in connection with the transactions contemplated hereunder:

                  (i) other than Buyer's acquisition of the Disc Go Round Business contemplated by the terms of this Agreement, divert or attempt to divert any business, franchisee or customer of the other party to this Agreement, or

                  (ii) except for Buyer's possible employment of the employees of the Corporate Stores, employ or attempt to employ any employee of the other party to this Agreement.

         (b) The remedy at law for any breach or attempted breach by a party of the provisions of this Section 12.4 will be inadequate and the non-breaching party shall be entitled to temporary or permanent injunctive relief against any breach or attempted breach of such provision without the necessity of posting bond or proving actual damages. It is the express intention of the parties hereto to comply with all laws, which may be applicable to this Section 12.4. If any one or more of the provisions contained in this Section 12.4 shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but any inconsistency in the provisions of this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The terms and conditions of this Section 12.4 will be governed by and construed in accordance with the laws of the State of Delaware; the foregoing clause will not, however, affect the forum or venue of any dispute resolution proceeding arising in connection with this Agreement or any other term or condition of this Agreement whatsoever.

                                  ARTICLE XIII
                                   TERMINATION

         13.1 Termination. This Agreement may be terminated and abandoned at any time on or prior to the Closing Date:

                  (a)      By the mutual consent in writing of Buyer and Seller;

                  (b) By Buyer in writing if any of the material conditions to the obligations of Buyer contained herein shall not have been satisfied or, if unsatisfied, waived as of the Closing Date;

                  (c) By Seller in writing if any of the material conditions to the obligations of Seller contained herein shall not have been satisfied or, if unsatisfied, waived as of the Closing Date;

                  (d) By Buyer or Seller in writing if the Closing shall not have occurred by July 15, 1998, except that no party shall have the right to terminate this Agreement if the failure to close shall be the result of such party's failure to perform, in any material respect, its obligations hereunder.

         13.2 No Further Force or Effect. In the event of termination and abandonment of this Agreement pursuant to the provisions of Section 13.1, this Agreement shall be of no further force or effect, except for Section 12.4 and the last sentences of Section 5.3, Section 6.1, and Section 14.1, which shall not be affected by termination of this Agreement.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         14.1 Expenses. Except as otherwise expressly provided herein, Seller and Buyer shall each pay their own expenses in connection with the preparation of this Agreement, and the consummation of the transactions contemplated hereby, including, without limitation, fees of its own counsel, auditors and other experts, whether or not such transactions be consummated.

         14.2 Entire Agreement. This Agreement, together with the Schedules and other agreements contemplated herein, constitutes the entire contract and shall supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to the other in any manner by any representations or warranties except as specifically set forth herein or in any Schedule hereto or agreement executed in connection herewith or expressly required to be made or delivered pursuant thereto.

         14.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of such agreements.

         14.4 Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

         14.5 Headings. The headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         14.6 Use of Certain Terms. As used in this Agreement, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision.

         14.7 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time, whether before or after action thereon by the party which is entitled to the benefits thereof; and this Agreement may be modified or amended at any time, whether before or after action thereon by the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         14.8 Other Remedies. Except as otherwise provided herein, any and all remedies expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

         14.9 Notices. All notices, consents, requests, instructions, approvals and/or communications provided for herein, shall be validly given, made or served if in writing and delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         (i)      If to Seller:        Grow Biz International, Inc.
                                       4200 Dahlberg Drive

                                       Minneapolis, Minnesota 55422-4837
                                       Attn: Gaylen L. Knack, Vice President

                  with copy to:        John Brower, Esquire
                                       Gray, Plant, Mooty, Mooty & Bennett, P.A.
                                       3400 City Center
                                       33 South 6th Street
                                       Minneapolis, MN 55402

         (ii)     If to Buyer:         CD Warehouse, Inc.
                                       1204 Sovereign Row
                                       Oklahoma City, Oklahoma 73108
                                       Attn:  Jerry W. Grizzle, President and
                                       Chief Executive Officer

                  with copy to:        Bruce W. Day, Esq.
                                       Day, Edwards, Federman, Christensen &
                                       Propester, P.C.
                                       210 Park Avenue
                                       29th Floor Oklahoma Tower
                                       Oklahoma City, Oklahoma 73102

The designation of the person to be so notified or the address of such person for the purposes of such notice may be changed from time to time by a similar notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third business day after the day it is so placed in the mail.

         14.10 Governing Law. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Delaware. This Agreement will not be construed for or against a party merely because that party prepared it, but will at all times be construed according to its fair meaning.

         14.11 No Agent's Fees. Buyer represents to Seller, and Seller represents to Buyer, that there is no agent's broker's or finder's fees or commission payable or that will be payable in connection with the transactions contemplated hereby by virtue of or resulting from any action or agreement by it. Buyer hereby agrees to indemnify and hold harmless Seller, and Seller agrees to indemnify and hold harmless Buyer, from and against any claim, demand, liability, loss, cost or expense (including reasonable attorneys' fees and expenses) on account of or in connection with any agent's, broker's or finder's fees or commissions payable or alleged to be payable in connection with this Agreement or the transactions contemplated hereby virtue of or resulting from any action or agreement on the part of such indemnifying party.

         14.12 BINDING ARBITRATION. EXCEPT AS PROVIDED IN SECTION 5.7 AND
SECTION 12.4 OF THIS AGREEMENT AND THE LIMITED LICENSE, EACH PARTY TO THIS AGREEMENT AGREES THAT ANY DISPUTE OR CONTROVERSY ARISING BETWEEN ANY OF THE PARTIES TO THIS AGREEMENT, OR ANY PERSON OR ENTITY IN PRIVITY THEREWITH, OUT OF THE TRANSACTIONS EFFECTED AND RELATIONSHIPS CREATED PURSUANT TO THIS AGREEMENT AND EACH OTHER AGREEMENT CREATED IN CONNECTION HEREWITH, INCLUDING ANY DISPUTE OR CONTROVERSY REGARDING THE FORMATION, TERMS, OR CONSTRUCTION OF THIS AGREEMENT, REGARDLESS OF KIND OR CHARACTER, MUST BE RESOLVED THROUGH BINDING ARBITRATION. EACH PARTY TO THIS AGREEMENT AGREES TO SUBMIT SUCH DISPUTE OR CONTROVERSY TO ARBITRATION BEFORE THE AMERICAN ARBITRATION ASSOCIATION IN OKLAHOMA CITY, OKLAHOMA, AND FURTHER AGREES TO BE BOUND BY THE DETERMINATION OF AN ARBITRATION PANEL CONSISTING OF THREE (3) PERSONS OF WHICH AT LEAST ONE (1) ARBITRATOR WILL BE AN ATTORNEY WITH NO FEWER THAN THEN (10) YEARS OF EXPERIENCE IN FRANCHISE LAW. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY SUCH DISPUTE OR CONTROVERSY IN A COURT OF COMPETENT JURISDICTION AND, FURTHER, MAY SEEK PROVISIONAL OR ANCILLARY REMEDIES INCLUDING TEMPORARY OR INJUNCTIVE RELIEF IN CONNECTION WITH SUCH DISPUTE OR CONTROVERSY IN A COURT OF COMPETENT JURISDICTION, PROVIDED THAT THE DISPUTE OR CONTROVERSY IS ULTIMATELY RESOLVED THROUGH BINDING ARBITRATION CONDUCTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS SECTION.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed in counterparts all as of the date first above written.

                      SELLER:

                      GROW BIZ INTERNATIONAL, INC.


                      BY:-------------------------------------------------------
                         Gaylen L. Knack, Vice President

                      BUYER:

                      CD WAREHOUSE, INC.


                      BY:------------------------------------------------------
                         Jerry W. Grizzle, President and Chief Executive Officer

                            ASSET PURCHASE AGREEMENT
                               DATED JUNE 15, 1998
              BETWEEN CD WAREHOUSE AND GROW BIZ INTERNATIONAL, INC.

                         LIST OF SCHEDULES AND EXHIBITS


The Registrant agrees to provide supplementally copies of the following exhibits to the Asset Purchase Agreement, dated June 26, 1998 to the Commission upon request.

SCHEDULES

         2.2      Allocation of Purchase Price
         3.2      Encumbrances
         3.3      Inventory
         3.4      Physical Properties
         3.5      Intellectual Property Rights
         3.5.1    Exception to Limited License Term
         3.6 Compliance with Laws; Licenses, Franchises Permits and Governmental Authorizations
         3.7      Material Contracts
         3.9      Litigation
         3.10     Conflicts, Breaches and Defaults
         3.15     Consents and Authorizations
         3.17     Insurance
         3.18     Taxes
         3.19     Certain Changes or Events
         3.21     Receivables
         3.22     Orders
         3.23     Leases and Corporate Store Contracts



EXHIBITS

         A        Form of Limited License Agreement
         B        Bill of Sale
         C        Assignment and Assumption Agreement
         D        Assignment of Intellectual Property Rights
         E        Mutual Release